UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2008

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 26, 2008, the Compensation Committee of the Board of Directors of Leggett & Platt, Incorporated (the “Committee”) took the following actions:

(i) The Committee, effective March 31, 2008, increased the base salaries of David S. Haffner, Chief Executive Officer; Karl G. Glassman, Chief Operating Officer; Matthew C. Flanigan, Chief Financial Officer; Paul R. Hauser, Senior Vice President – President, Residential Furnishings; and Joseph D. Downes, Jr., Senior Vice President – President, Industrial Materials (the “Named Executive Officers”). The former and current base salaries are reflected in the Summary Sheet for Executive Cash Compensation attached hereto and incorporated into this item as Exhibit 10.1.

(ii) The Company’s 2004 Key Officers Incentive Plan (the “Plan”) provides for cash awards to executives based upon the Company’s operating results. Reference is made to the Plan which was filed March 1, 2006 as Exhibit 10.13 to the Company’s Form 10-K for the year ended December 31, 2005. An executive’s cash award is calculated by multiplying his annual salary at the end of the year by a percentage set by the Committee (the “Target Percentage”) then, applying an award formula adopted by the Committee for that year. The Committee increased the Target Percentage for each Named Executive Officer for 2008. The former and current Target Percentages are reflected in the Summary Sheet for Executive Cash Compensation.

(iii) The Committee adopted the Plan’s award formula for 2008 (the “2008 Award Formula”). The 2008 Award Formula is applicable to the Company’s ten executive officers, including the Named Executive Officers. There are two types of calculations under the 2008 Award Formula: one for Corporate participants and one for Profit Center participants. The award formula for Corporate participants is based on the Company’s return on net assets (as defined in the 2008 Award Formula). The award formula for Profit Center participants is based on (i) the achievement of budgeted operating income of the profit centers under the executive’s management (50% of the total award); (ii) the achievement of a targeted return on capital employed by the profit centers under the executive’s management (50% of the total award); and (iii) a potential deduction related to internal audit issues, accounting errors, safety/OSHA ratings, and unremedied environmental problems associated with the profit centers under the executive’s management (up to 20% of the total award). Messrs. Haffner, Glassman and Flanigan are Corporate participants. Messrs. Hauser and Downes are Profit Center participants. The foregoing is only a brief description of the 2008 Award Formula and is qualified in its entirety by such formula which is attached hereto and incorporated herein by reference as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Summary Sheet for Executive Cash Compensation

10.2	Award Formula for 2008 under the Company’s 2004 Key Officers Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: March 31, 2008	By:	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President – General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Summary Sheet for Executive Cash Compensation

10.2	Award Formula for 2008 under the Company’s 2004 Key Officers Incentive Plan

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